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                               POWER OF ATTORNEY


     Each person whose signature appears below authorizes Paul R. Skubic, Chairman of the Board and President, to execute in the name of each such person who is then an officer or director of the registrant, and to file, the 2002 Harris Preferred Capital Corporation Annual Report to the Securities and Exchange Commission on Form 10-K pursuant to the requirements of the Securities Exchange Act of 1934.



/s/ David Blockowicz                          /s/ Delbert Wacker
-------------------------------               -------------------------------
David Blockowicz                              Delbert Wacker
Director                                      Director


/s/ Frank M. Novosel                          /s/ Forrest M. Schneider
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Frank M. Novosel                              Forrest M. Schneider
Director                                      Director


/s/ Paul R. Skubic
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Paul R. Skubic
Director